UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 23, 2026

Seer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Suite 102

Redwood City, California 94065

(Address of principal executive offices, including zip code)

650-453-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEER	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 30, 2026, Seer, Inc. announced that the Patent Trial and Appeal Board (“PTAB”) of the U.S. Patent and Trademark Office issued a Final Written Decision on March 23, 2026, in an inter partes review of U.S. Patent No. 11,435,360 B2. The inter partes review (IPR2024-01473) was filed by PreOmics GmbH and Biognosys AG, challenging claims 1-4, 6, 7, 17, and 22-25 of the ‘360 patent. In its Final Written Decision, the PTAB determined that the petitioners failed to demonstrate the unpatentability of claims 2, 3, 7, 23, and 24 of the ‘360 patent, resulting in a total of 23 claims, the five upheld and another 18 unchallenged, remaining valid and enforceable. The upheld claims include limitations relating to the depth and dynamic range of proteins detected by the claimed methods and the nature of the particles used in the methods. The PTAB determined that claims 1, 4, 6, 22, 24, and 25 were unpatentable.

Either party choosing to pursue appeal must file a notice of appeal by May 25, 2026.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 30, 2026, titled “Seer's Particle Proteomics Patent Stands After Challenge by Bruker Subsidiaries.”
104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.

Date: March 30, 2026	By:	/s/ David Horn
David Horn
President and Chief Financial Officer